Exhibit 10.3

BG Medicine, Inc.

NON-QUALIFIED STOCK OPTION AGREEMENT

BG Medicine, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2001 Stock Option and Incentive Plan, as amended. The terms and conditions attached hereto are also apart hereof.

Name of Participant (the “Participant”):	[Name]

Date of this option grant (“Grant Date”):	[Grant Date]

Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):	[Number of shares]

Option exercise price per share:	[Exercise price]

Option termination date:	[10] years from Grant Date

Number of Option Shares subject to Vesting Schedule (“Unvested Option Shares”):	[Number of shares - same as above unless some shares vested when granted]

Vesting Start Date:	[May or may not be Grant Date]

Vesting Schedule:

The last day of each successive three month period following the Vesting Start Date:	6.25% of Unvested Option Shares until the forth anniversary of the Vesting Start Date

[unless other vesting schedule approved by Board of Directors at time of grant.]

BG Medicine, Inc.

Signature of Employee	By:
Pieter Muntendam, M.D.
President
Street Address

City/State/Zip Code

BG Medicine, Inc.

NON-QUALIFIED STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1.                                       Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2001 Stock Option and Incentive Plan, as amended (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.                                       Grant as Non-Qualified Stock Option. This option is a nonstatutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3.                                       Vesting of Option if Business Relationship Continues. The Participant may exercise this option on or after the Grant Date for the number of vested shares of Common Stock, if any, indicated on the cover page hereof. If the Participant has continuously maintained a business relationship with the Company from the Grant Date through the dates listed on the vesting schedule set forth on the cover page hereof, the Participant may exercise this option for the additional number of shares of Common Stock in accordance with such vesting schedule. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Participant ceases to maintain a business relationship with the Company) may be exercised only before the date which is [10] years from the Grant Date. For purposes hereof, “business relationship” means service in the capacity of an employee, officer or director of, or consultant or advisor to, the Company or any Subsidiary.

4.                                       Termination of Business Relationship.

(a)                                  Termination Other Than for Cause. If the Participant ceases to maintain a business relationship with the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option may no longer be exercised after the passage of 90 days after such cessation, but in no event later than the scheduled expiration date. For purposes hereof, a Participant’s business relationship shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the business relationship of the Participant after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a business relationship shall include a consulting arrangement between the Participant and the Company that immediately follows termination of the Participant’s employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this option.

(b)                                 Termination for Cause. If the Participant ceases to maintain a business relationship with the Company by reason of his or her termination for Cause (as defined in Section 4(c)), this option shall no longer be exercisable from and after the Participant’s receipt of written notice of such termination.

(c)                                  Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her business relationship; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company;  (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

5.                                       Death; Disability.

(a)                                  Death. If the Participant dies while he or she is maintaining a business relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Participant’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b)                                 Disability. If the Participant ceases to maintain a business relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of such cessation, only at any time within 180 days after such cessation, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6.                                       Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7.                                       Payment of Exercise Price.

(a)           Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)                                     by check payable to the order of the Company; or

(ii)                                  if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)                               subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b)                                 Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Participant delivers Common Stock held by the Participant (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Participant and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Participant paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Participant may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Participant free of any substantial risk of forfeiture for at least six months.

8.                                       Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Non-Qualified Stock Option Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

9.                                       Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Participant and if the Participant shall so request in the notice exercising this option, shall be registered in the name of the Participant and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10.                                 Option Not Transferable. This option shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or by the laws of descent and distribution. During the Participant’s lifetime only the Participant can exercise this option.

11.                                 No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Participant to exercise it.

12.                                 No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue the Participant’s business relationship with the Company.

13.                                 Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14.                                 Taxes.

The Participant acknowledges that upon exercise of this Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the shares of Common Stock received upon exercise and the price paid for such shares of Common Stock pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the shares of Common Stock issuable pursuant to this Option shall be the Participant’s responsibility.

If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Participant on exercise of this option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Participant will make reimbursement on demand, in cash, for the amount underwithheld.

15.                                 Restrictions on Transfer; Company’s Right of First Refusal.

(a)                                  Exercise of Right. Option Shares may not be transferred without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If the Participant desires to transfer all or any part of the Option Shares to any person other than the Company (an “Offeror”), the Participant shall:  (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Participant’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the “Company Option Shares”) specified in the Option Notice, such option to be exercisable by giving, within 15 days after receipt of the Option Notice, a written counter-notice to the Participant. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Participant shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

(b)                                 Sale of Option Shares to Offeror. The Participant may, for 60 days after the expiration of the 15-day option period as set forth in Section 15(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Participant shall not sell such Option Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Participant, within 15 days of its receipt of the Option Notice, stating that the Participant shall not sell his or her Option Shares to such Offeror; and provided, further, that prior to the sale of such Option Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 15. If any or all of such Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 15.

(c)                                  Failure to Deliver Option Shares. If the Participant fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 15, the Company or its assignee shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant, whereupon such Company Option Shares shall be deemed to have been purchased by the Company or its assignee, as the case may be. All such monies shall be held by the bank or trust company for the benefit of the Participant. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Participant shall thereafter look only to the Company for payment.

(d)                                 Transactions Exempt from the Company’s Right of First Refusal and Transfer Restrictions. The following transactions shall be exempt from the first refusal rights of the Company and the transfer restrictions set forth in this Section 15:

(i)                                     a transfer of Option Shares to or for the benefit of any spouse, child, grandchild, parent, grandparent, sibling, aunt or uncle (each, a “Family Member”) of the Participant, or to a trust for their benefit;

(ii)                                  any transfer pursuant to an effective registration statement filed by the Company under the Securities Act;

(iii)                               any transfer in connection with an Acquisition of the Company; and

(iv)                              a transfer of Option Shares to a Family Member pursuant to the laws of descent and distribution;

provided, however, that in the case of a transfer pursuant to clause (i) or (iv) above, such transferee shall execute an agreement with the Company pursuant to which such transferee agrees to be subject to the restrictions set forth in this Section 15, and provided, further, that without the Company’s written consent subsequent transfers of such transferred Option Shares, other than by will or by the laws of descent and distribution, shall be prohibited.

(e)                                  Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire as to Option Shares on the [tenth] anniversary of the date of this Agreement.

16.                                 Lock-up Agreement. The Participant agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities

Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

17.                                 Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

18.                                 Provision of Documentation to Participant. By signing this Agreement the Participant acknowledges receipt of a copy of this Agreement and a copy of the Plan.

19.                                 Miscellaneous.

(a)                                  Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)                                 Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)                                  Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d)                                 Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, liquidation, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

(e)                                  Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f)                                    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g)                                 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.